EXHIBIT (1)(a)

BROKER-DEALER SERVICES ORDER FORM
3015 W Moore Street, Suite 102
Richmond, VA 23230

This Order Form is between WealthForge Securities, LLC, a Virginia limited liability company, and the party identified below (“Client”).

Client:	Versity Invest, LLC	Contact Name:	Tanya Muro

Notice Address	20 Enterprise, Suite 400	Contact Email:	tanya@versityinvest.com

City, State:	Aliso Viejo, CA	State of Incorporation:	Delaware

Zip Code:	92656	Entity Type:	Limited Liability Company

START DATE: Upon Full Execution		TERM: 12 months

PRICING SCHEDULE

Diligence Fee	Waived
Managing B-D Transaction Fee	65bps
Regulatory Filing Service Fee	$350 per form

The following, which are all attached and incorporated by reference, govern WealthForge's provision of the Broker-Dealer Services and comprise the Agreement between the parties with respect to those Services:

•	This Order Form.
•	The B-D Service Schedule.
•	The parties may enter into one or more Statements of Work or Deal Sheets that, when fully executed, are also incorporated into the Agreement.
•	The MSA.

The parties each cause this Order Form to be duly executed by an authorized representative.

Client:	Versity Invest, LLC	WealthForge Securities, LLC

Signature:		Signature:

Title:	Manager	Title:	CEO 5/6/2022

Date:	5/6/2022	Date:

© 2020 WealthForge. All rights reserved. WealthForge Securities, LLC is a member FINRA/SIPC.	wealthforge.com

REP SUPERVISION SERVICES PRICINGSCHEDULE

Registration Fees*
$500
Due upon executing each Rep Agreement

Supervisory Fees

Quarterly Fee per Client-Affiliated Representative	Waived

Disclosure Event per Client-Affiliated Representative	$500

*Client shall reimburse WealthForge for all costs related to registration of Client-Affiliated Representative. See Service Schedule for more details.

WealthForge commits to a 100% commission payout to Client-Affiliated Representatives. See Service Schedule for more details.

Client:	Versity Invest, LLC	WealthForge Securities, LLC

Signature:		Signature:

Title:	Manager	Title:	CEO 5/6/2022

Date:	5/6/2022	Date:

© 2020 WealthForge. All rights reserved. WealthForge Securities, LLC is a member FINRA/SIPC.	wealthforge.com

MBD Agreement 01.30.22

MANAGING BROKER-DEALER AGREEMENT

This Managing Broker-Dealer Agreement (this “Agreement”) is entered into between Client (the “Issuer”), and WealthForge Securities, LLC, a Virginia limited liability company (“WealthForge”), effective on the date on the Order Form (the “Effective Date”) regarding the sale of specific securities by the Issuer or its affiliated issuers (each an “Offering”) for which WealthForge provides services (the “Services”).

1. Appointment of WealthForge.

1.1 On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and conditions herein set forth, WealthForge is hereby appointed and agrees to perform the Services for Offerings under an executed Deal Sheet. Each mutually executed Deal Sheet sets forth the specific scope of Services for an Offering under this Agreement. WealthForge is authorized to enlist other members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) acceptable to the Issuer (the “Selling Group Members”) to perform the Services.

1.2 No sale of an Offering will be effective unless and until accepted by an Issuer. The Issuer reserves the right, in its sole discretion, to accept or reject any purchase agreement for an Offering (the “Investment Agreement”) in whole or in part for a period of 10 days after receipt of the Investment Agreement. Any proposed purchase of an Offering not accepted within 30 days of receipt will be deemed rejected. The performance of Services will commence on the date specified on the Order Form and will continue until the Agreement is terminated.

1.3 Subject to the performance by the Issuer of all its obligations and the completeness and accuracy of all the Issuer’s representations and warranties in this Agreement, WealthForge accepts such agency and agrees to use its best efforts during the Offering Period to find qualified investors for the Issuer’s Offering.

2. Representations and Warranties of the Issuer. The Issuer represents and warrants that:

2.1 The Issuer is duly organized and is validly existing in the state of incorporation or formation referenced on the Order Form, has all requisite power and authority to enter into this Agreement, and has all requisite power and authority to conduct its business.

2.2 No defaults exist in the due performance or observance of any material obligation, term, covenant, or condition of any agreement or instrument to which the Issuer is a party or by which it is bound.

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2.3 Subject to Section 3.3, the Offering Materials do not include, nor will they include at any time during the term, any untrue statement of a material fact nor do they nor will they omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.4 No consent, approval, authorization, or other order of any governmental authority is required in connection with the execution or delivery by the Issuer of this Agreement except such as may be required under the Securities Act or applicable state securities laws.

2.5 At the time of the issuance of an Offering, the Issuer will have authorized and issued the securities. Upon payment, the securities will be fully paid, nonassessable, and will conform to the description contained in the Offering Materials.

2.6 As of the Effective Date and at the time of any Offering (each, an “Applicable Date”), none of (i) the Issuer, (ii) any predecessor of the Issuer, , (iii) any director, executive officer, other officer participating in an Offering, general partner, or managing member of the Issuer or Issuer, (v) any beneficial owner of 20% or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power, or (vi) any promoter connected with the Issuer in any capacity at the time of a sale of a security:

2.6.1 Has been convicted within 10 years of any Applicable Date of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the Securities and Exchange Commission (the “SEC”); or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

2.6.2 Is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within 5 years before any Applicable Date, that, as of such Applicable Date, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

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2.6.3 Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission, or the National Credit Union Administration that:

(a) As of any Applicable Date, bars the person from:

(1) Association with an entity regulated by such commission, authority, agency, or officer; banking; or officer;

(2) Engaging in the business of securities, insurance, or banking; or

(3) Engaging in savings association or credit union activities; or

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within 10 years before any Applicable Date.

2.6.4 Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) that, as of any Applicable Date:

(a) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, or investment advisor;

(b) Places limitations on the activities, functions, or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

2.6.5 Is subject to any order of the SEC entered within 5 years before any Applicable Date that, as of such Applicable Date, orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act, and section 206(1) of the Investment Advisers Act or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

2.6.6 Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

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2.6.7 Has filed (as a registrant or issuer), or was, or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within 5 years of any Applicable Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or is, as of any Applicable Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

2.6.8 Is subject to a United States Postal Service false representation order entered within 5 years before any Applicable Date or is, as of any Applicable Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

2.6.9 The Issuer agrees to immediately notify WealthForge of any violations or potential violations of the representations set forth in this Section 2.6 during the Term.

2.7 The representations and warranties made in this Section 2 are made as of the date of this Agreement and will be continuing representations and warranties throughout the Term. In the event that any of these representations or warranties becomes untrue or is incorrect, the Issuer will immediately notify WealthForge in writing of the fact which makes the representation or warranty untrue or incorrect.

3. Duties and Obligations of the Issuer. The Issuer agrees that:

3.1 The Issuer will deliver to WealthForge the Offering Materials, including any amendments, supplements, or appendices, as WealthForge may reasonably request for the purposes contemplated by federal and applicable state securities laws. The Issuer will also deliver to WealthForge copies of any printed sales literature or other materials as it may reasonably request in connection with an Offering.

3.2 The Issuer will comply with all requirements imposed upon it by the rules and regulations of the SEC, and by all applicable state securities laws and regulations, to permit the continuance of offers and sales of securities, in accordance with the provisions of this Agreement and the Offering Materials, and will amend or supplement any Offering Materials in order to make the Offering Materials comply with the requirements of federal and applicable state securities laws and regulations.

3.3 If at any time any event occurs as a result of which the Offering Materials would include an untrue statement of a material fact or, in view of the circumstances under which it was made, omit to state any material fact necessary to make the statements not misleading, the Issuerwill notify WealthForge, correct such statement or omission, and deliver to WealthForge as many copies of such amendment or supplement to the Offering Materials as WealthForge may reasonably request.

3.4 The Issuer will apply the net proceeds from an Offering in the manner set forth in the Offering Materials.

3.5 Subject to WealthForge’s actions and the actions of others in connection with an Offering, any affiliated Issuer will comply with all requirements imposed upon it by Rule 506 or other applicable federal or state securities laws. Upon request, the Issuer will provide WealthForge with a copy of any documents filed by the Issuer in connection with any such exemption.

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3.6 The Issuer agrees that it will submit to WealthForge any documents to be filed with the SEC for advanced review and approval. The Issuer will not submit any documents to the SEC listing WealthForge as the broker-dealer on an Offering unless it has written approval from WealthForge. Any such documents must be substantially in the form WealthForge approves. The Issuerwill notify WealthForge immediately upon submission to the SEC.

3.7 In order to use electronic delivery for documents pertaining to an Offering, the Issuer will:

3.7.1 Provide a form of consent to electronic delivery to be signed by prospective investors; and

3.7.2 Comply with Sections I(A)1 (b) - (e), I(A)2(d), I(B)2, and I(C), (E), (G), (H), (I) and (J) of the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures.

3.8 In order to use electronic signatures, the Issuer will (i) retain electronically signed documents in compliance with applicable laws and regulations, (ii) not condition participation in an Offering on the use of electronic signatures, and (iii) provide a form of consent to electronic signatures to be signed by prospective investors.

3.9 Each Issuer will either pay all commissions directly to WealthForge or agree to allow WealthForge to withhold commissions from distributions of Gross Proceeds.

4. Representations and Warranties of WealthForge. WealthForge represents and warrants that:

4.1 WealthForge is a duly organized Virginia limited liability company in good standing and has all requisite power and authority to enter into this Agreement.

4.2 This Agreement, when executed by WealthForge, is duly authorized and is a valid and binding agreement of WealthForge, enforceable in accordance with its terms.

4.3 The consummation of the transactions contemplated in this Agreement will not result in a breach or violation of any order directed to WealthForge by any court, FINRA, or any federal or state regulatory body or administrative agency having jurisdiction over WealthForge or its affiliates.

4.4 WealthForge is, and during the Term of this Agreement will remain, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing with FINRA, and a broker or dealer duly registered as a broker-dealer in any state where offers are made by WealthForge. WealthForge will comply with all applicable laws, regulations, requirements, and rules of the Securities Act, the Exchange Act, applicable state law, and FINRA. WealthForge has all required licenses and permits.

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4.5 WealthForge has reasonable grounds to believe, based on information made available to it by the Issuer that all material facts are adequately and accurately disclosed in the Offering Materials.

4.6 This Agreement, or any supplement or amendment hereto, may be filed by the Issuer with the SEC or FINRA, if such filing should be required, and may be filed with and may be subject to the approval of any applicable federal and applicable state securities regulatory agencies, if required.

4.7 No agreement will be made by WealthForge with any person permitting the resale, repurchase, or distribution of the Securities purchased by such person.

4.8 WealthForge has established and implemented anti-money-laundering compliance programs (“AML”), in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the USA PATRIOT Act of 2001.

4.9 As of any Applicable Date, that none of (i) WealthForge, (ii) any general partner or managing member of WealthForge, (iii) any director, executive officer, other officer participating in an Offering, general partner, or managing member of WealthForge, or (iv) any person that has been or will be paid (directly or indirectly) remuneration for solicitation of investors in connection with the sale of securities:

4.9.1 Has been convicted within 10 years of any Applicable Date of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

4.9.2 Is subject to any order, judgment, or decree of any court of competent jurisdiction entered within 5 years before any Applicable Date that, as of such Applicable Date, restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

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4.9.3 Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission, or the National Credit Union Administration that:

(a) As of any Applicable Date, bars the person from:

(1) Association with an entity regulated by such commission, authority, agency, or officer;

(2) Engaging in the business of securities, insurance, or banking; or

(3) Engaging in savings association or credit union activities; or

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within 10 years before any Applicable Date.

4.9.4 Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Investment Advisers Act that, as of any Applicable Date:

(a) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, or investment advisor;

(b) Places limitations on the activities, functions, or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

4.9.5 Is subject to any order of the SEC entered within 5 years before any Applicable Date that, as of such Applicable Date, orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act, and section 206(1) of the Investment Advisers Act or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

4.9.6 Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

4.9.7 Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within 5 years of any Applicable Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of any Applicable Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

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4.9.8 Is subject to a United States Postal Service false representation order entered within 5 years before any Applicable Date or is, as of any Applicable Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

4.9.9 WealthForge agrees to immediately notify the Issuer if there is a violation or potential violation of the representations set forth in this Section 4.9 during the Term.

4.10 The representations and warranties made in this Section 4 are and will be continuing representations and warranties throughout the Term. In the event that any of these representations or warranties becomes untrue, WealthForge will immediately notify the Issuer in writing of the fact which makes the representation or warranty untrue.

5. Duties and Obligations of WealthForge.

5.1 WealthForge will serve in a “best efforts” capacity during the performance of the Services. WealthForge may perform Services as an agent, but all sales will be made by the Issuer, acting through WealthForge as an agent, and not by WealthForge as a principal. WealthForge will not have any authority to appoint any person or other entity as an agent or sub-agent of WealthForge or the Issuer, except to appoint Selling Group Members acceptable to the Issuer in its sole discretion.

5.2 WealthForge will provide independent due diligence services with respect to the material information and representations contained in the Offering Materials. WealthForge will provide feedback to the Issuer with respect to any Offering Materials. WealthForge will immediately bring to the attention of the Issuer any circumstance or fact which causes WealthForge to believe the Offering Materials, any other literature distributed pursuant to an Offering, or any information supplied by prospective investors in their subscription materials may be inaccurate or misleading.

5.3 If applicable, WealthForge will confirm that neither the Selling Group Member nor the Selling Group Member’s registered representative involved in the sale is subject to a disqualification or disclosure event as set forth in Rule 506(d) or 506(e) of Regulation D.

5.4 After completing diligence, WealthForge will enter into an agreement with each Selling Group Member (each a “Soliciting Dealer Agreement”).

5.5 WealthForge will not execute any transaction in which an investor invests into an Offering in a discretionary account without prior written approval of the transaction by the investor.

5.6 WealthForge will comply in all respects with the subscription procedures and plan of distribution set forth in the Offering Materials.

5.7 In the event WealthForge receives any customer funds for the Securities, WealthForge will transmit such customer funds not later than noon of the next business day, following receipt of such funds.

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5.8 WealthForge will conduct all of its solicitation and sales efforts in conformity with SEC and FINRA rules, including Rule 506 (if applicable), and exemptions available under applicable state law.

5.9 WealthForge will notify the Issuer of Investment Agreements it receives and ensure that such Investment Agreements are materially complete.

5.10 WealthForge will comply with its AML policies and procedures for all investments into the Offering.

5.11 WealthForge will process all commissions to the Selling Group Members for Investment Agreements accepted by the Issuer.

5.12 The Issuer may also enter into agreements for the sale of an Offering to certain investors with non-FINRA registered investment advisors (“Registered Investments Advisors”), and WealthForge will assist in the administration of such arrangements.

5.13 WealthForge will terminate an Offering upon request of the Issuer at any time and will resume an Offering upon subsequent request of the Issuer.

5.14 WealthForge will:

5.14.1 Maintain written policies and procedures covering the use of electronic offering documents;

5.14.2 Store the electronic offering documents in a non-rewriteable and non- erasable format;

5.14.3 Take prompt action in the event of a security breach to (i) identify and locate the breach, (ii) secure the affected information, (iii) suspend the use of the particular device or technology that has been compromised until information security has been restored, and (iv) provide notice of the security breach to any investor whose confidential personal information has been improperly accessed in connection with the security breach. Compliance with this item after the discovery of a security breach or any other breach of personal information will not substitute or in any way affect other requirements or obligations, including notification, imposed on WealthForge pursuant to applicable laws, regulations, or standards.

5.15 WealthForge will require each Selling Group Member, as agent of the Issuer, if it uses electronic signatures in connection with an Offering, to:

5.15.1 Receive a prospective investor’s prior, informed consent to obtain the use of electronic signatures in the form provided by the Issuer; and

5.15.2 Comply with all of the provisions of the Policy Regarding Use of Electronic Signatures included in the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures.

5.16 WealthForge will maintain written policies and procedures covering the use of electronic signatures.

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5.17 WealthForge will handle all required FINRA filings.

5.18 WealthForge may provide the Broker-Dealer of Record Services in Section 1 of the attached Addendum for investments from Registered Investment Advisors.

5.19 WealthForge may provide the additional services in the Addendum if indicated on an executed Deal Sheet.

6. Compensation. Subject to Section 7, as compensation for services rendered by WealthForge under this Agreement, WealthForge will be entitled to receive from the Issuer or Issuer, as appropriate, the following fees:

6.1 Diligence Fee: The Issuer will pay the diligence fee per Offering for WealthForge’s diligence of an Offering.

6.2 Managing Broker-Dealer Fee: The Issuer will pay WealthForge the Managing Broker Dealer Fee outlined in the Order Form out of Gross Proceeds as compensation for the Services. WealthForge will discount the Managing Broker-Dealer Fee by 0.05% for Securities submitted through the Altigo platform.

6.3 Retail Commissions: If stated in an executed Deal Sheet, the Issuer will pay the Retail Commissions and Allowances to WealthForge as set forth in the Deal Sheet. WealthForge may re-allow this fee to Selling Group Members.

6.4 Wholesale Commissions: If stated in an executed Deal Sheet, the Issuer will pay the Wholesale Commissions to WealthForge in the amount detailed in the Deal Sheet. WealthForge may re-allow this fee, in whole or in part, to certain wholesalers, some of which may be internal to the Issuer and its Affiliates.

6.5 Filing Fee: If indicated on the Order Form, the Issuer will pay WealthForge the Filing Fee for each filing of Form D, state blue sky notices, or 5110, as applicable. The Issuer agrees to pay any additional filing fees associated with any filings under this Agreement.

6.6 Subject to the Addendum, WealthForge may also sell an Offering as a Selling Group Member, thereby becoming entitled to selling commissions.

6.7 The Issuer will pay WealthForge, for sales of securities, an amount up to 1% of the Total Sales as a nonaccountable marketing and due diligence allowance which WealthForge may reallow to the Selling Group Members.

6.8 If: (x) the Issuer elects to discontinue Services for an Offering and does not have a termination right under this Agreement to do so or if WealthForge terminates its Services for an Offering for material breach; and (y) there are Remaining Funds, then upon invoice from WealthForge, the Issuer will pay WealthForge the Managing Broker-Dealer Fee for the Remaining Funds as if the Remaining Funds were Gross Proceeds of an Offering.

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6.9 Overdue Fees under this Agreement and the Rep Supervision Appendix are subject to: (x) interest of eighteen percent (18.0%) per annum or the maximum rate permissible by law, whichever is less; and (y) all costs of collection including attorney’s fees. For Fees payable subject to a fully-executed Deal Sheet for a public Offering, including a non- traded REIT Offering, the preceding sentence applies except that the total amount that WealthForge is entitled for overdue Fees, including interest, costs, and attorney’s fees may not exceed 8% of the total amount sought to be raised.

6.10 Notwithstanding the foregoing provisions of this Section 6, the Issuer reserves the right, in its sole discretion, to refuse to accept any or all Investment Agreements tendered by WealthForge or to terminate the Offering at any time.

7. Conditions to Payment of Commissions, Allowances and Expense Reimbursements.

7.1 No selling commissions, allowances, expense reimbursements, or other compensation will be payable with respect to any Investment Agreements that are rejected by the Issuer. No selling commissions, allowances, expense reimbursements, or other compensation will be payable to WealthForge with respect to any sale of an Offering by WealthForge unless and until such time as the Issuer has received the total proceeds of any such sale.

7.2 Except as provided in Section 17, all other expenses incurred by WealthForge in the performance of its obligations, including, but not limited to, expenses related to the Offering and any attorneys’ fees, will be at WealthForge’s sole cost and expense. This limitation will apply even if the Issuer does not consummate an Offering.

8. Offering. An Offering must be at the offering price and upon the terms and conditions set forth in the Offering Materials.

9. Indemnification by the Issuer.

9.1 The Issueragrees to indemnify, defend, and hold harmless WealthForge and the Selling Group Members, and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys, and accountants (the “Selling Parties”) against any and all Loss resulting from:

9.1.1 Any untrue statement of a material fact contained in the Offering Materials or in any application or other document filed in any jurisdiction in order to qualify an Offering under, or exempt an Offering from, the registration or qualification requirements of the securities laws;

9.1.2 The omission from the Offering Materials of a material fact required to be stated therein or necessary to make the statements not misleading;

9.1.3 The failure of the Issuer, as a result of its acts or omissions, to comply with any of the applicable provisions of the Securities Act, including Rule 506 or any other applicable federal or state laws or regulations;

9.1.4 Any verbal or written representations made in connection with an Offering by the Issuer in violation of the Securities Act, or any other applicable federal or state securities laws and regulations; or

9.1.5 The breach by the Issuer of any term, condition, representation, warranty, or covenant in this Agreement.

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9.2 If any action is brought against any of the Selling Parties for which they seek indemnification, WealthForge or the Selling Group Members will promptly notify the Issuer in writing of the action. The Issuer will then assume the defense of such action. The failure to notify the Issuer will not affect the provisions in this Section 9 unless such failure to notify the Issuer has a material and adverse effect on the defense of the claims. The affected Selling Parties will have the right to employ counsel in any such case. The Issuer will bear any expenses of defense as long as the expenses are authorized in writing by the Issuer. But the Issuer will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

9.3 The Issuer and the Issuer agree to promptly notify WealthForge of the commencement of any litigation or proceedings against the Issuer or any of its respective managers, members, partners, officers, directors, employees, agents, attorneys, accountants, and affiliates in connection with an Offering.

9.4 The indemnity provided to WealthForge pursuant to this Section 9 will not apply to the extent that any Loss arises out of or is based upon:

9.4.1 any untrue statement or alleged untrue statement of material fact made by WealthForge or any agent of WealthForge, or any omission or alleged omission of a material fact required to be disclosed by WealthForge or any agent of WealthForge made in reliance upon and in conformity with written information furnished to the Issuer by WealthForge specifically for use in the preparation of the Offering Materials (or any amendment or supplement thereto) or any sales literature;

9.4.2 the failure to qualify securities sold in an Offering for an exemption from registration under the Securities Act and applicable state securities laws, rules, or regulations caused by an action or omission of WealthForge;

9.4.3 the offer or sale by WealthForge of an Offering to a person who fails to meet the standards regarding suitability under any applicable federal, state, or FINRA laws, rules, and regulations; or

9.4.4 the breach by WealthForge of its representations, warranties, or obligations in this Agreement.

9.5 The indemnity provided to the Selling Group Member pursuant to this Section 9 will not apply to the extent that any Loss arises out of or is based upon:

9.5.1 any untrue statement or alleged untrue statement of material fact made by the Selling Group Member or any agent of the Selling Group Member or any omission or alleged omission of a material fact required to be disclosed by the Selling Group Member or any agent of the Selling Group Member;

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9.5.2 the failure to qualify securities sold in an Offering for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations caused by an action or omission of the Selling Group Member;

9.5.3 the offer or sale by the Selling Group Member of an Offering to a person who fails to meet the standards regarding suitability under any applicable federal, state, or FINRA laws, rules, and regulations; or

9.5.4 the breach by the Selling Group Member of its representations, warranties, or obligations under its Soliciting Dealer Agreement with WealthForge relating to the Offering.

10. Indemnification by WealthForge.

10.1 WealthForge agrees to indemnify, defend, and hold harmless the Issuer, the Selling Group Members, and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys, and accountants (the “ISGM Parties”), against any and all Loss resulting from:

10.1.1 Any verbal or written representations made in connection with an Offering by WealthForge in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;

10.1.2 Any misrepresentation contained in any sales or other materials provided by WealthForge to the Selling Group Members;

10.1.3 WealthForge’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, Rule 506, the applicable requirements and rules of FINRA, or any applicable state laws or regulations; or

10.1.4 The breach by WealthForge of any term, condition, representation, warranty, or covenant in this Agreement.

10.2 If any action is brought against any of the ISGM Parties for which they seek indemnification, ISGM Parties will promptly notify WealthForge in writing of the action. WealthForge will then assume the defense of such action. The failure to notify WealthForge will not affect the provisions in this Section 10 unless such failure to notify WealthForge has a material and adverse effect on the defense of the claims. The affected ISGM Parties will have the right to employ counsel in any such case. WealthForge will bear any expenses of defense as long as the expenses are authorized in writing by WealthForge. But WealthForge will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

10.3 WealthForge agrees to promptly notify the Issuer Issuerof the commencement of any litigation or proceedings against WealthForge or any of its managers, members, partners, officers, directors, employees, agents, attorneys, accountants, and affiliates in connection with an Offering.

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10.4 The indemnity provided to the Issuer pursuant to this Section 10 will not apply to the extent that any Loss arises out of or is based upon:

10.4.1 any untrue statement or alleged untrue statement of material fact made by the Issueror any agent of the Issuer (other than WealthForge), or any omission or alleged omission of a material fact required to be disclosed by the Issuer or any agent of the Issuer (other than WealthForge);

10.4.2 the failure to qualify an Offering for an exemption from registration under the Securities Act and applicable state securities laws, rules, or regulations caused by an action or omission of the Issuer; or

10.4.3 the breach by the Issuer of its representations, warranties, or obligations in this Agreement.

10.5 The indemnity provided to the Selling Group Member pursuant to this Section 10 will not apply to the extent that any Loss arises out of or is based upon:

10.5.1 any untrue statement or alleged untrue statement of material fact made by the Selling Group Member or any agent of the Selling Group Member, or any omission or alleged omission of a material fact required to be disclosed by the Selling Group Member or any agent of the Selling Group Member;

10.5.2 the failure to qualify securities sold in an Offering for an exemption from registration under the Securities Act and applicable state securities laws, rules, or regulations caused by an action or omission of the Selling Group Member;

10.5.3 the offer or sale of the Offering by the Selling Group Member to a person who fails to meet the standards regarding suitability under any applicable federal, state, or FINRA laws, rules, and regulations; or

10.5.4 the breach by the Selling Group Member of its representations, warranties, or obligations under its Soliciting Dealer Agreement with WealthForge relating to the Offering.

11. Indemnification by the Selling Group Member.

11.1 Each Selling Group Member agrees to indemnify, defend, and hold harmless the Issuerand WealthForge and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys, and accountants (the “IMBD Parties”), against any and all Loss resulting from:

11.1.1 Any verbal or written representations made in connection with an Offering by such Selling Group Member, its employees, or affiliates in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;

11.1.2 Any use of sales materials or use of unauthorized verbal representations by such Selling Group Member, its employees, or affiliates concerning the Offering in violation of the Soliciting Dealer Agreement or otherwise;

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11.1.3 Such Selling Group Member’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, Rule 506, the applicable requirements and rules of FINRA, or any applicable state laws or regulations;

11.1.4 The breach by such Selling Group Member of any term, condition, representation, warranty, or covenant of the Soliciting Dealer Agreement;

11.1.5 The failure by any investor to comply with the Suitability Requirements set forth in the Offering Materials; or

11.1.6 Any electronic signatures and/or stamped signatures in any form which have been used, obtained, or relied upon by the Selling Group Member with respect to this Agreement, the applicable Soliciting Dealer Agreement, or any Investment Agreement.

11.2 If any action is brought against any of the IMBD Parties for which they seek indemnification, IMBD Parties will promptly notify Selling Group Member in writing of the action. Selling Group Member will then assume the defense of such action. The failure to notify Selling Group Member will not affect the provisions in this Section 11 unless such failure to notify Selling Group Member has a material and adverse effect on the defense of the claims. The affected IMBD Parties will have the right to employ counsel in any such case. Selling Group Member will bear any expenses of defense as long as the expenses are authorized in writing by Selling Group Member. But Selling Group Member will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions

11.3 The Selling Group Member agrees to promptly notify the Issuerand WealthForge of the commencement of any litigation or proceedings against the Selling Group Member or any of the Selling Group Member’s managers, members, partners, officers, directors, employees, agents, attorneys, accountants, and affiliates in connection with an Offering.

11.4 The indemnity provided to WealthForge pursuant to this Section 11 will not apply to the extent that any Loss arises out of or is based upon:

11.4.1 any untrue statement or alleged untrue statement of material fact made by WealthForge or any agent of WealthForge, or any omission or alleged omission of a material fact required to be disclosed by WealthForge or any agent of WealthForge made in reliance upon and in conformity with written information furnished to the Issuer by WealthForge specifically for use in the preparation of the Offering Materials (or any amendment or supplement thereto) or any sales literature;

11.4.2 the failure to qualify securities sold in an Offering for an exemption from registration under the Securities Act and applicable state securities laws, rules, or regulations caused by an action or omission of WealthForge;

11.4.3      the offer or sale by WealthForge of an Offering to a person who fails to meet the standards regarding suitability under any applicable federal, state, or FINRA laws, rules, and regulations; or

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11.4.4 the breach by WealthForge of its representations, warranties, or obligations in this Agreement.

11.5 The indemnity provided to the Issuer pursuant to this Section 11 will not apply to the extent that any Loss arises out of or is based upon:

11.5.1 any untrue statement or alleged untrue statement of material fact made by the Issuer or any agent of the Issuer (other than WealthForge), or any omission or alleged omission of a material fact required to be disclosed by the Issuer or any agent of the Issuer (other than WealthForge);

11.5.2 the failure to qualify securities sold in an Offering for an exemption from registration under the Securities Act and applicable state securities laws, rules, or regulations caused by an action or omission of the Issuer; or

11.5.3 the breach by the Issuer of its representations, warranties, or obligations in this Agreement.

12. Contribution. In the case that the indemnification provided in Sections 9, 10, and 11 is for any reason held to be unavailable from the Issuer, WealthForge, or the Selling Group Members, the Issuer, WealthForge, and the Selling Group Members will contribute to the aggregate Loss (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted). The parties will contribute in proportion to the relative fault of the Issuer, the Issuer, WealthForge and the Selling Group Members and their affiliates and agents in connection with the events described in Sections 9, 10 and 11, which resulted in such Loss, as well as any other equitable considerations. The parties and any person who controls WealthForge will also have rights to contribution under this Section 12. The relative fault of the parties will be determined by:

12.1 whether the IssuerWealthForge, or the Selling Group Member or their affiliates and agents supplied any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact; and

12.2 the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such omission or statement.

13. Disclaimers; Limitations of Liability

13.1 Disclaimer. EXCEPT FOR THE WARRANTIES SET FORTH ABOVE, THE SERVICES ARE PROVIDED “AS IS.” WEALTHFORGE DISCLAIMS ALL WARRANTIES: EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD-PARTY RIGHTS. WEALTHFORGE DOES NOT WARRANT THAT THE SERVICES WILL MEET THE ISSUER’S REQUIREMENTS. THE ISSUER ACKNOWLEDGES THAT UNDER NO CIRCUMSTANCES DOES WEALTHFORGE REPRESENT OR WARRANT THAT THE ISSUER’S OR AN AFFILIATED ISSUER’S GOALS FOR AN OFFERING WILL BE MET. WEALTHFORGE IS NOT RESPONSIBLE FOR THE ACCURACY OR COMPLETENESS OF INFORMATION PROVIDED BY OR ON BEHALF OF THE ISSUER.

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13.2 Limitations of Liability. EXCEPT AS PROVIDED IN SECTION 13.3, AND EXCEPT TO THE EXTENT PROHIBITED BY LAW:

A PARTY HAS NO LIABILITY TO THE OTHER PARTY OR TO THIRD PARTIES FOR SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, LOSS OF BUSINESS, LOSS OF PROFITS OR REVENUE, GOODWILL, OR SAVINGS, OR DAMAGE TO, LOSS OF, OR REPLACEMENT OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE SERVICES) RELATING IN ANY MANNER TO THE SERVICES (WHETHER ARISING FROM CLAIMS BASED IN CONTRACT, TORT, OR OTHERWISE), EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH CLAIM OR DAMAGE; AND

THE DISCLAIMERS AND LIMITATIONS CONTAINED IN THIS SECTION 13 ARE A FUNDAMENTAL PART OF THE BASIS OF THE BARGAIN HEREUNDER, AND WEALTHFORGE WOULD NOT PROVIDE THE SERVICES TO CLIENT AND CLIENT WOULD NOT ENGAGE THE WEALTHFORGE SERVICES WITHOUT THEM.

13.3 Exclusions. The limitations of liability set forth in Section 13.2 do not apply to a party’s: (i) obligations under Section 10 (Indemnification by WealthForge); (ii) obligations under Section 15 (Privacy Act); and (iii) fraud, gross negligence or intentional misconduct.

WealthForge’s liability is limited as follows. WEALTHFORGE’S ENTIRE LIABILITY FOR SERVICES UNDER THIS AGREEMENT IS LIMITED TO TWO MILLION DOLLARS ($2,000,000.00) IN THE AGGREGATE FOR THE TERM OF THE AGREEMENT.

14. Compliance. All actions, direct or indirect, by WealthForge and its agents, members, employees, and affiliates will conform to (i) requirements applicable to broker-dealers under federal and applicable state securities laws, rules, and regulations and (ii) applicable requirements and rules of FINRA.

15. Privacy Act. To protect Customer Information (as defined below) and to comply with the requirements of the Gramm-Leach-Bliley Act, relevant state and federal regulations pursuant, and state privacy laws, the parties wish to agree to the following confidentiality and non-disclosure obligations:

15.1 “Customer Information” means any information contained on a customer’s investment documentation or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information includes, but is not limited to, name, address, telephone number, social security number, health information, and personal financial information (which may include consumer account number).

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15.2 The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations (collectively, the “Privacy Laws”). Any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation, or rule or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

15.3 The parties will establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will promptly notify the other party.

15.4 The provisions of this Section 15 will survive the termination of this Agreement.

16. Survival. Except as the context otherwise requires, all representations, warranties, and agreements contained in this Agreement, including the indemnity agreements contained in Sections 9, 10 and 11 and the contribution agreements contained in Section 12 will survive the termination of this Agreement.

17. Costs of the Offering. Except for the compensation payable to WealthForge and the allowances and reimbursements described in Section 6, which are the sole obligations of the Issuer or its affiliates, WealthForge will pay all of its own costs and expenses, including, but not limited to, all expenses necessary for WealthForge to remain in compliance with any applicable federal, state, or FINRA laws, rules, or regulations in order to participate in an Offering as a broker-dealer, and the fees and costs of WealthForge’s counsel. The Issuer agrees to pay all other expenses incident to the performance of its obligations hereunder, including all expenses incident to filings with federal and state regulatory authorities and to the exemption of an Offering under federal and state securities laws, including fees and disbursements of the Issuer’s counsel, and all costs of reproduction and distribution of the Offering Materials and any amendment or supplement thereto.

18. Term. The Initial Term continues for the duration set forth on the Order Form. At the end of the Initial Term, unless a party gives 60 days’ written notice of non-renewal (“Non- Renewal Notice”), this Agreement will renew for consecutive six-months periods (each, a “Renewal Term”).

19. Termination.

19.1 This Agreement is terminable:

19.1.1 by mutual agreement of the parties;

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19.1.2 by the non-breaching party, for the other party’s material breach of the Agreement: (x) upon ten (10) days’ written notice if the breach is curable and remains uncured at the end of the notice period; or (y) immediately, upon written notice, if the breach is not curable.

19.1.3 by the non-breaching party for the other party’s material breach relating to its obligations under Section 15 of this Agreement;

19.1.4 by either party as required by applicable law;

19.1.5 by one party if the other party is subject to a Bankruptcy Event; or

19.1.6 by WealthForge if it determines, in its reasonable discretion, that Issuer is unable to solicit securities due to a violation of law, rule, or regulation.

19.2 Such termination will not affect the indemnification or contribution agreements set forth in Sections 9, 10 and 11 or the contribution agreements set forth in Section 12.

20. Governing Law. This Agreement will be governed by, subject to, and construed in accordance with the laws of the state of Virginia without regard to conflict of law provisions.

21. Venue. The venue for any dispute will be in the state or federal courts in Richmond, Virginia, except that: (i) a party may seek injunctive or other equitable relief in any state or federal court of competent jurisdiction for any actual or alleged infringement of any intellectual property or other proprietary rights; and (ii) WealthForge may seek the payment of Fees in a state or federal court where the defendant resides or has assets.

22. Severability. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible (i) the remainder of this Agreement will be considered valid and operative and (ii) effect will be given to the intent manifested by the portion held invalid or inoperative.

23. Counterparts. This Agreement may be executed in 2 or more counterparts, each of which will be deemed to be an original, and together which will constitute one and the same instrument.

24. Notices.

24.1 The parties will provide notice under this Agreement in writing in one of the following ways: (i) by personal delivery or overnight delivery, which is effective immediately upon delivery; (ii) by certified mail, return receipt requested, which is effective three (3) business days after notice is sent; or (iii) by email, which is effective one (1) business day after the date successfully sent (subject to the notifying party providing proof of successful transmission upon request).

24.2 WealthForge will send notice to the Issuer to the address specified in the applicable Order Form and the Issuer will send notice to WealthForge as follows:

WealthForge

Attention: Legal

3015 W. Moore Street, Suite 102

Richmond, VA 23230

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25. Waiver. A waiver by any party of a provision or right under this Agreement does not constitute a waiver of any other provision or right under this Agreement.

26. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

27. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the services anticipated under the agreement. This Agreement may not be modified or amended, except by written agreement.

28. Confirmation. The Issuer agrees to notify WealthForge and the Selling Group Members of the acceptance by the Issuer of purchases in the Offering.

29. Due Diligence. The Issuer will authorize a collection of information regarding an Offering, which collection the Issuer may amend and supplement from time to time, to be delivered by WealthForge to the Selling Group Members (or their agents performing due diligence) in connection with their due diligence review of an Offering. In the event a Selling Group Member (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding an Offering, the Issuer and WealthForge will reasonably cooperate with such Selling Group Member to accommodate such request. All due diligence information received by WealthForge or the Selling Group Members in connection with their due diligence review of an Offering is confidential and must be maintained as confidential and not disclosed by WealthForge or the Selling Group Members except to the extent such information is disclosed in the Offering Materials.

30. Definitions.

30.1 “Advertising Materials” means, but is not limited to, websites, offering landing pages, emails, and all written materials about an Offering provided by Issuer, or any party acting as Issuer’s agent or on Issuer’s behalf to Issuer’s knowledge, to prospective subscribers, and all written materials that include a disclaimer stating that securities are offered through WealthForge Securities, LLC or otherwise mentions WealthForge Securities, LLC.

30.2 “Affiliate” means a person or entity controlling, controlled by, or under common control with that party, including an Issuer.

30.3 “Agreement” means this Managing Broker-Dealer Agreement between the parties.

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30.4 “Applicable Date” means as of the Effective Date and at the time of any performance of the Services.

30.5 “Bankruptcy Event” means a party becomes the subject of: (x) a petition in bankruptcy or any proceeding related to its insolvency, receivership, or liquidation, in any jurisdiction, that is not dismissed within sixty (60) days of its commencement; or (y) an assignment for the benefit of creditors

30.6 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

30.7 “Fees” collectively means all fees Issuer owes to WealthForge under this Agreement.

30.8 “Gross Proceeds” means the aggregate proceeds received from the sale of Securities for which WealthForge provides Services subject to a fully-executed Deal Sheet under this Agreement.

30.9 “Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

30.10 "Investment Agreement” means the agreement that an investor signs to effectuate the purchase of Securities.

30.11 “Loss” means any and all loss, liability, claim, damage, and expense whatsoever.

30.12 “Offering” means an issuer’s specific offer of securities for sale for which WealthForge performs Services under this Agreement.

30.13 “Offering Materials” means all written or oral communications a Issuer or an Issuer intends to provide a prospective subscriber related to an Offering, including, as applicable, the private placement memorandum, operating agreement, subscription agreement, and Advertising Materials.

30.14 “Offering Period” means the period of time for which WealthForge provides Services for the Issuer’s Offering.

30.15 “Order Form” means the mutually-executed document which sets forth the Services for which Client is engaging WealthForge and the corresponding pricing.

30.16 “Remaining Funds” means funds: (x) that remain in escrow when WealthForge’s the Services end because (i) Issuer elects to discontinue those Services for an Offering and does not have a termination right under this Agreement to do so, or (ii) WealthForge terminates its Services for an Offering for material breach; and (y) for which WealthForge performed Services on behalf of the Issuer for the corresponding investor; and (z) that the Issuer has discretion to accept and elects not to accept.

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30.17 "Securities Act” means the Securities Act of 1933, as amended.

30.18 “Securities” means the debt or equity securities that an Issuer makes available in an Offering.

30.19 “Services” means, collectively, all services that WealthForge provides under this Agreement.

30.20 “Issuer-Affiliated Representative” means a registered representative of WealthForge who is also employed by the Issuer or its Affiliate.

30.21 “Issuer NRF Person” means a non-registered fingerprinted associated person of WealthForge who is also employed by the Issuer or its Affiliate.

30.22 “Term” means the period of time during which this Agreement remains valid and is in effect.

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Addendum

WealthForge Securities, LLC Services

In addition to the obligations of WealthForge set forth in the Managing Broker-Dealer Agreement (the Agreement”), WealthForge will perform the following services with respect to an Offering. Capitalized terms used, but not defined herein, have the meanings set forth in the Agreement. This Addendum is incorporated into the terms, and made a part, of the Agreement.

1. Broker-Dealer of Record Services.

1.1 When WealthForge is acting as a broker-dealer of record for a securities transaction into an Offering - as indicated on an executed Deal Sheet:

1.1.1 The investor will be considered a “Customer” of WealthForge (as described below). WealthForge represents that it has established and implemented an AML compliance program (“AML Program”), in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act, the Bank Secrecy Act, as amended, and Section 326 of the USA PATRIOT Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Securities. In addition, WealthForge represents that it has established and implemented a program (“OFAC Program”) for compliance with OFAC and will continue to maintain its OFAC Program during the Term of this Agreement. Upon request by the Issuer at any time, WealthForge will (i) furnish a copy of its AML Program and OFAC Program to the Issuer for review and (ii) furnish a copy of the findings and any remedial actions taken in connection with WealthForge’s most recent independent testing of its AML Program and its OFAC Program. Notwithstanding the foregoing, WealthForge will not be required to provide to the Issuer any documentation that, in WealthForge’s reasonable judgment, would cause WealthForge to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. WealthForge represents that it is currently in compliance with all AML rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. WealthForge agrees, upon request by the Issuer to perform and carry out, on behalf of the Issuer, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department rules thereunder.

1.1.2 WealthForge will conduct all solicitation and sales efforts in conformity with Regulation D, the Securities Act, and exemptions available under applicable state law. WealthForge will conduct reasonable investigation to ensure that all prospective investors are not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”), or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable enabling legislation or other Executive Orders (such lists are collectively referred to as “Lists”) or (ii) owned or controlled by, nor will they act for or on behalf of, any person or entity on the Lists.

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1.1.3 WealthForge will review the beneficial ownership for any entity investors.

1.1.4 WealthForge agrees that it will not offer the Securities for sale to any investor who has not confirmed to WealthForge, in writing before the offer, that such investor meets the suitability requirements set forth in the Offering Materials. Nothing contained in this Section 3.1.4 may be construed to relieve WealthForge of its suitability obligations under FINRA Rule 2111.

1.1.5 WealthForge will limit the solicitation of the Offering to persons whom it has reasonable grounds to believe, and in fact believes, meet the financial suitability and other investor requirements set forth in the Offering Materials.

2. Non-Solicitation. WealthForge and the Issuer agree that the respective party will not solicit, offer work to, employ, or contract with one or more of the other party’s or its Affiliates’ Team Members. For purposes of this Section 3, “Team Member” means an individual that a party or its Affiliate employs as a party, employee or individual independent contractor and with whom the other party comes into direct contact with related to an Offering and the execution of the duties of the parties under this Agreement. The restrictions set forth in this Section 3 (i) will apply during the Term of this Agreement and during the twelve months immediately following the termination of this Agreement or the termination of an Offering, whichever is earlier and (ii) will not apply to the hiring of a Team Member that responds to a general newspaper or internet advertisement or other solicitation not targeting Team Members. If a party breaches this Section 3, then, upon request, the breaching party will pay to the non-breaching party the greater of (i) 1 year’s compensation offered to the Team Member by the breaching party or (ii) 1 year’s compensation paid by the non-breaching party to the Team Member at the time of the breach. The parties waive the right to object to the validity of the agreed damages for the breach of this Section 3 on the grounds that they are void as penalties or are not reasonably related to actual damages. If request for payment under this Section 3 is made and not timely remitted and if the non- breaching party files suit, then the non-breaching party may claim all damages available by law in addition to or instead of the amounts set forth in this Section 3.

3. Registered Representative Supervisory Services

3.1 Rep Supervision Services. If agreed by the parties on the Order Form or other writing, WealthForge will provide the following Registered Representative Supervision Services.

3.2 Issuer Affiliated Representative Onboarding

3.2.1 WealthForge will onboard each Issuer-Affiliated Representative using the following process:

(a) The Issuer will introduce WealthForge to the Issuer- Affiliated Representative candidate (“Rep Candidate”).

(b) WealthForge will conduct an initial screen of the Rep Candidate in accordance with its written supervisory procedures.

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(c) If WealthForge, in its sole discretion, determines it will accept the Rep Candidate after the initial screen, it will present him or her with an independent contractor agreement setting forth terms of the Rep Candidate’s engagement with WealthForge as a registered representative (“Rep Agreement”). The Rep Candidate must execute the Rep Agreement to become a Issuer-Affiliated Representative.

(d) In coordination with the Rep Candidate, WealthForge will process the Rep Candidate’s Form U4. When FINRA accepts the Form U4, the Rep Candidate becomes a Issuer-Affiliated Representative.

(e) WealthForge may disqualify a Rep Candidate or terminate a Issuer-Affiliated Representative for unreported or misrepresented disclosures.

3.3 WealthForge’s Rep Supervision Services

3.3.1 WealthForge will do the following as part of its Rep Supervision

(a) Onboard Issuer-Affiliated Representatives as set forth above.

(b) Facilitate training for Issuer-Affiliate Representatives, including assisting Issuer-Affiliate Representatives in obtaining required licenses.

(c) Facilitate required registration with FINRA and all U.S. jurisdictions.

(d) Provide required FINRA-required broker-dealer supervision.

(e) Provide review of advertising material the Issuer-Affiliated Representative uses.

3.3.2 WealthForge may terminate a Issuer-Affiliated Representative as set forth in the corresponding Rep Agreement. If there are no Issuer-Affiliated Representatives, WealthForge may discontinue its provision of its Services under this Order Form.

3.3.3 WealthForge will also supervise Issuer NRF Persons as further discussed below.

3.4 Issuer Obligations and Acknowledgements specific to Rep Supervision Services

3.4.1 Issuer-Affiliated Representative Fees and Costs.

(a) The Issuer is jointly and severally liable with the Issuer- Affiliated Representative for all Fees for all Issuer-Affiliated Representatives’ accounts under each corresponding Rep Agreement. WealthForge may invoice the Issuer directly for these Rep Agreement Fees. It is the Issuer’s responsibility to understand the Fees under the Rep Agreements for its Issuer-Affiliated Representatives.

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(b) WealthForge commits to charging each Registered Representative no more than the amount on the Order Form for the Supervisory Fee.

(c) The first branch exam each calendar year for each branch office is included for no additional charge. There is a $1,000.00 charge for each additional exam in a calendar year, which WealthForge may conduct in its discretion.

3.4.2 The Issuer and Issuer-Affiliated Representatives are jointly and severally responsible for the cost of exam fees and related study materials. WealthForge may expend these fees, in addition to ongoing fees for maintaining a Issuer-Affiliated Representative’s registration (collectively, “Registration Fees”), on the Issuer-Affiliated Representative’s behalf in the due course of administering onboarding or supervision. If WealthForge expends Registration Fees, the Issuer and the Issuer-Affiliated Representative are jointly and severally liable for promptly reimbursing WealthForge for the Registration Fees upon invoice from WealthForge.

3.4.3 Certain personnel of the Issuer or its Affiliates or their respective agents that assist Issuer-Affiliated Representatives may be required to become Issuer NRF Persons. The Issuer will cooperate fully and truthfully in: (x) determining whether certain personnel should become Issuer NRF Persons; and (y) working with WealthForge to administer Issuer NRF Persons. WealthForge determines in its sole discretion who should be a Issuer NRF Person under this Agreement.

3.4.4 The Issuer has no regulatory supervisory obligations for a Issuer- affiliated Representative or a Issuer NRF Person in his or her capacity of performing securities functions under WealthForge. However, the Issuer is responsible for ensuring that its business activities adhere to applicable law and regulation. The Issuer may not include transaction-based compensation in an agreement between the Issuer and its Issuer- Affiliated Representatives.

3.4.5 Unless otherwise agreed in writing, Issuer-Affiliated Representatives will only provide Retail Services for the Issuer and its Offerings.

3.4.6 If (x) WealthForge’s provision of Rep Supervision Services is, in its reasonable opinion, necessary for the Issuer to operate in a compliant manner related to Offerings under this Agreement; and (y) if Issuer-Affiliated Representatives or Issuer NRF Persons become unable to perform in those respective capacities for WealthForge for any reason, including if WealthForge submits one or more U5 Forms in its discretion, then (z) WealthForge may terminate any or all of its Services for the infringing Offerings. WealthForge may terminate its Services for an Offering if the Issuer is in breach of Section 3.4.4 of this Addendum. WealthForge may terminate the Broker-Dealer Service Schedule or the Agreement if the anticipated structure of the Issuer’s future Offerings will not allow the Issuer to raise capital without the provision of Rep Supervision Services or if WealthForge is unable to administer individuals it determines are required to be Issuer NRF Persons.

3.4.7 The Issuer represents and warrants that the Issuer-Affiliated Representatives and Issuer NRF Persons participating or who will participate in an Offering are not subject to one or more disqualification events as described in Section 2.7 of the Agreement (a “Disqualification Event”). The Issuer will notify WealthForge immediately if the Issuer has reason to believe a Issuer-Affiliated Representative is subject to a Disqualification Event.

26

3.4.8 WealthForge has sole discretion to grant or withhold consent for each Issuer-Affiliated Representative to participate in each Offering.

3.4.9 If the Issuer provides Issuer-Affiliated Representatives and Issuer NRF Persons with an email account, then the Issuer will help facilitate the email supervision, including facilitating email archiving when necessary and use email disclaimers that WealthForge requires.

3.5 Issuer-Affiliated Rep Retail Services and Wholesaling Services

3.5.1 If WealthForge is engaged under a Deal Sheet for an Offering, Issuer- Affiliated Representatives may provide Retail Services or Wholesale Services for the Offering.

(a) Issuer-Affiliated Rep Commission: For each Offering, WealthForge will reallow portions of the Retail Commissions to Issuer-Affiliated Representatives as set forth in the Rep Agreement with each Issuer-Affiliated Representative.

(b) WealthForge’s compensation arrangement with each Issuer- Affiliated Representative, which may be modified in the agreement between WealthForge and the Issuer-Affiliated Representative, is as follows:

3.6 WealthForge will pay the Issuer-Affiliated Representative 90% of the amount of the Retail Commissions that WealthForge collects from the Issuer or Issuer attributable to Rep-Introduced Investors.

3.7 “Rep-Introduced Investor” means an investor the Issuer-Affiliated Representative introduced to one or more Offerings in performing Retail Services on WealthForge’s behalf.

3.8 Additional Indemnities

3.8.1 In addition to the Issuer’s indemnification obligations set forth in Section 9 of this Agreement, the Issuer will indemnify, defend, and hold harmless WealthForge from and against all Losses in connection with or arising out of (w) a Issuer- Affiliated Representative’s breach of his or her Rep Agreement or applicable law or regulation; (x) a Issuer NRF Persons’ breach of his or her NRF Agreement or applicable law or regulation; (y) the Issuer-Affiliated Representative or Issuer NRF Person’s employment with the Issuer; and (z) any private securities transactions by the Issuer- Affiliated Representative or Issuer NRF Person.

3.8.2 WealthForge will not indemnify the Issuer for actions by Issuer- Affiliated Representatives or Issuer NRF Persons.

27

Deal Sheet 11.05.21

DEAL SHEET

This Deal Sheet, effective________________ , is between WealthForge Securities, LLC, a Virginia limited liability company and__________________ (“Client”) and is incorporated by reference into the Master Services Agreement between the parties effective____________________ .

1.	Offering Identification

a.	Name of Offering:

b.	Registration Exemption:

c.	Maximum / Minimum Amount of Raise:

d.	Is there a contingency for the first Escrow Release for the Offering?

e.	Additional Deal Parameters:

f.	Is WealthForge providing Broker-Dealer of Record services for RIA Investments?: Yes or No

2.	Fee Summary

a.	Summary of Fees for this Offering

(i)	Transaction Fee:
____________of the gross Proceeds of each individual Investment for which Company provides Managing B-D services
If the individual Investment is submitted through the Altigo platform, Company will discount this fee to_____________ of gross Proceeds

(ii)	Wholesaling Fee:
___________of Gross Proceeds for Affiliated and Non-Affiliated Company Representatives

(iii)	Retail Commissions and Allowances:
___________all WealthForge Registered Representatives

(iv)	Regulatory Filing Services Fees: $350.00 each for all required federal and state filings, including notice filings plus filing costs for each jurisdiction, which vary by jurisdiction.

(v)	Marketing Allowance:

Deal Sheet Page 1 of 4

b.	Managing B-D Services

	(i)	The Transaction Fee is a fee payable based on a percentage of the Gross Proceeds of each Individual Investment as set forth in Section 2(a) of the Deal Sheet, above.

(ii)

Company will perform Managing B-D Services for this Offering. In addition to the Transaction Fee, Client shall also remit to Company all applicable Retail Commissions and Retail Allowances, which Company will re-allow to Selling Group Members as set forth in its agreement with the Selling Group Members.

c.	Regulatory Filing Services

	(i)	WealthForge shall file on Client’s behalf all required federal and state filings, including notice filings at the cost set forth in Section 2(a) above.

d.	Retail and Wholesale Services

	(i)	AffiliatedRepresentatives

The parties intend for one or more Client-Affiliated Representative(s) to perform Retail Services or Wholesaling Services and receive compensation for this Offering: Yes

	(ii)	Other WF Representatives

The parties intend for Other WF Representatives to provide Retail Services for this Offering: Yes

	(iii)	Client shall pay Company the Commissions Allowances set forth in Section 2(a) of this Deal Sheet.

	(iv)	Unless otherwise indicated on this Deal Sheet, Company shall perform the Retail and Wholesale Services as set forth in Deal Sheet Exhibit A, which is incorporated by reference.

e.

Termination. Services under this Deal Sheet end upon the first occurrence of one of the following events: (i) the Offering reaches its end date as set forth in the Offering Materials; (ii) the Client abandons the Offering; (iii) the Broker-Dealer Service Schedule ends; or (iv) upon Company’s written notice to Client of a Major Offering Impediment or Client’s breach of Section 8 (e) or (f) of the Broker-Dealer Service Schedule with respect to an Offering. Upon the occurrence of an event in the preceding sentence: (x) Company shall wind down its Services for the Offering, including corresponding with the escrow agent to facilitate proper distribution of funds; and (y) Client shall cease use of all Offering Materials for the Offering that reference Company.

Deal Sheet Page 2 of 4

“Major Offering Impediment” means the following relating to an Offering: potential litigation, a violation of applicable law or regulation, a circumstance which would preclude an Offering from exemption from registration pursuant to Section 4(a)(2) of the Securities Act; a state or SEC sanction or investigation; or a circumstance that, when reasonably evaluated, creates a material adverse effect on Client’s ability to raise capital in the Offering

3.	Other Terms, including Additional Services and Fees

N/A

4.	Certifications

a.	Client has not accepted and shall not accept funds in the Offering unless Company processes those funds.

b.

During the Offering and for six (6) months following the final Escrow Release of the Offering, the Issuing Party agrees to notify Company of an Investor’s transfer or assignment of: (x) the Securities; or (y) any of the obligations or rights associated with the Securities.

c.	The following certification only applies to the Issuing Party:

The Issuing Party represents and warrants all its associated persons participating in the sale of securities that are not Client-Affiliated Representatives: (x) are exempt from registration as a broker under the registration safe harbor provided by 17 C.F.R. 240.3a4-1; and (y) will remain exempt from registration as a broker by meeting the conditions and restricting participation in the Offering as set forth in 17 C.F.R. 240.3a4-1.

[Remainder Intentionally Blank; Signature Page Below to Follow]

Deal Sheet Page 3 of 4

The parties’ authorized representatives execute this Deal Sheet as of the date first stated above.

COMPANY	CLIENT
WEALTHFORGE SECURITIES, LLC

By:	By:

Name:	Name:

Title:	Title:

Deal Sheet Page 4 of 4

Deal Sheet Exhibit A

Retail and Wholesale Services

1.	Description

a.

Client-Affiliated Representatives and Other WF Representatives may sell the Offering directly to retail investors only if specified in the Deal Sheet, which means WealthForge, through its representatives will:

(I)	Use reasonable efforts to identify Prospective Subscribers for the Offering and make Retail Introductions directly.

(ii)	Market the Offering by making available the Offering Materials to Prospective Subscribers and responding to inquiries and requests for information to convert Prospective Subscribers into Investors.

(iii)	Offer the Securities as a broker, but all sales are made by Issuing Party acting through WealthForge as a broker, and not by WealthForge as a dealer or an underwriter.

b.

As specified in the Deal Sheet, Client-Affiliated Representatives may engage in wholesaling efforts, which means marketing the Offering to financial intermediaries that may or may not be current Selling Group Members.

2.	Provisions Pertaining to Retail Services

a.

WealthForge will direct all WealthForge Representatives to provide Prospective Subscribers with a copy of the Offering Materials and advise each Prospective Subscriber at the time of the initial offering to him or her that the Issuing Party will, during the course of the Offering and prior to any sale, give each Prospective Subscriber the opportunity to: (x) ask questions of and to receive answers from the Issuing Party, concerning the terms and conditions of the Offering; and (y) obtain additional information the Issuing Party possesses or that it may obtain without unreasonable effort or expense that is necessary to verify the accuracy of the information in the Offering Materials.

b.

Prior to making any sale of the Securities, WealthForge will instruct all WealthForge Representatives to inform Prospective Subscribers and their representatives, if any, of all pertinent facts relating to the liquidity and marketability of the Securities, as the pertinent facts are set forth in the Offering Materials.

Deal Sheet Exhibit A Page 1 of 1

Certificate Of Completion

Envelope Id: EC7190E9CD91478A861F6FE1C8B339B7		Status: Completed
Subject: Please DocuSign: To Versity - MBD Agreement - 05.05.22.pdf
Source Envelope:
Document Pages: 34	Signatures: 4	Envelope Originator:
Certificate Pages: 6	Initials: 0	Michael Roman
AutoNav: Enabled		3015 W Moore St
EnvelopeId Stamping: Enabled		Suite 102
Time Zone: (UTC-05:00) Eastern Time (US & Canada)		Richmond, VA 23230
mroman@wealthforge.com
IP Address: 69.59.107.156

Record Tracking

Status: Original	Holder: Michael Roman	Location: DocuSign
5/5/2022 2:41:23 PM	mroman@wealthforge.com

Signer Events	Signature	Timestamp

Tanya Muro		Sent: 5/5/2022 2:52:37 PM
tanya@versityinvest.com		Viewed: 5/6/2022 5:26:53 PM
Manager		Signed: 5/6/2022 5:27:31 PM
Security Level: Email, Account Authentication
(None)
Signature Adoption: Pre-selected Style
Signed by link sent to tanya@versityinvest.com
Using IP Address: 216.60.237.118
Signed using mobile

Electronic Record and Signature Disclosure:
Accepted: 5/6/2022 5:26:53 PM
ID: dcabc1d9-936a-4d12-827f-d58626feb66d

Bill Robbins		Sent: 5/6/2022 5:27:33 PM
brobbins@wealthforge.com		Viewed: 5/6/2022 5:32:26 PM
CEO		Signed: 5/6/2022 5:33:48 PM

WealthForge Holdings. LLC
Security Level: Email, Account Authentication	Signature Adoption: Pre-selected Style
(None)	Signed by link sent to brobbins@wealthforge.com
Using IP Address: 74.110.190.224
Signed using mobile

Electronic Record and Signature Disclosure:
Not Offered via DocuSign

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
Michael Roman mroman@wealthforge.com Director, Managing Broker Dealer Services WealthForge Holdings, Inc Security Level: Email, Account Authentication (None)		Sent: 5/6/2022 5:33:50 PM Resent: 5/6/2022 5:33:57 PM Viewed: 5/6/2022 6:29:25 PM

Carbon Copy Events	Status	Timestamp
Electronic Record and Signature Disclosure: Not Offered via DocuSign

Chris Rohde

crohde@wealthforge.com

Corporate Counsel

WealthForge

Security Level: Email, Account Authentication

(None)

Electronic Record and Signature Disclosure:

Accepted: 9/1/2015 9:41:16 AM

ID: 975614a4-1cb0-4273-9e10-3dab73178709

Sent: 5/6/2022 5:33:51 PM

Lauren Prieur lprieur@wealthforge.com Operations Associate WealthForge Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered via DocuSign		Sent: 5/6/2022 5:33:52 PM

Taylor Leonard tleonard@wealthforge.com Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered via DocuSign		Sent: 5/6/2022 5:33:53 PM Viewed: 5/6/2022 5:34:23 PM

Amanda Jessen ajessen@wealthforge.com HR Generalist WealthForge Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered via DocuSign		Sent: 5/6/2022 5:33:54 PM

Jason Kjellson jason@versityinvest.com EVP Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered via DocuSign		Sent: 5/6/2022 5:33:55 PM Viewed: 5/6/2022 6:16:04 PM

Alex Pauliukonis apauliukonis@wealthforge.com Pauliukonis Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered via DocuSign		Sent: 5/6/2022 5:33:55 PM

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	5/5/2022 2:52:37 PM
Certified Delivered	Security Checked	5/6/2022 5:32:26 PM

Envelope Summary Events	Status	Timestamps
Signing Complete Completed	Security Checked Security Checked	5/6/2022 5:33:48 PM 5/6/2022 5:33:55 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 4/3/2014 1:20:26 PM

Parties agreed to: Tanya Muro, Chris Rohde

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE From time to time, WealthForge (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through your DocuSign, Inc. (DocuSign) Express user account. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by clicking the "I agree" button at the bottom of this document. Getting paper copies At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. For such copies, as long as you are an authorized user of the DocuSign system you will have the ability to download and print any documents we send to you through your DocuSign user account for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $ 0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below. Withdrawing your consent If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below. Consequences of changing your mind If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. To indicate to us that you are changing your mind, you must withdraw your consent using the DocuSign "Withdraw Consent" form on the signing page of your DocuSign account. This will indicate to us that you have withdrawn your consent to receive required notices and disclosures electronically from us and you will no longer be able to use your DocuSign Express user account to receive required notices and consents electronically from us or to sign electronically documents from us. All notices and disclosures will be sent to you electronically Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through your DocuSign user account all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact WealthForge:

You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:

To contact us by email send messages to: admin@capitalforge.com

To advise WealthForge of your new e-mail address

To let us know of a change in your e-mail address where we should send notices and disclosures electronically to you, you must send an email message to us at admin@capitalforge.com and in the body of such request you must state: your previous e-mail address, your new e-mail address. We do not require any other information from you to change your email address.

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To withdraw your consent with WealthForge To inform us that you no longer want to receive future notices and disclosures in electronic format you may:

i.  decline to sign a document from within your DocuSign account, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;

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